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                                                               EXHIBIT (a)(1)(C)

        COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND
                  AND YOU DO NOT WANT TO EXCHANGE YOUR OPTIONS

                             CONEXANT SYSTEMS, INC.
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS

                                 WITHDRAWAL FORM

You previously signed and returned an election form, by which you elected to ACCEPT Conexant Systems, Inc.'s offer to exchange some or all of your eligible options. YOU SHOULD SUBMIT THIS FORM ONLY IF YOU NOW WISH TO CHANGE THAT ELECTION AND REJECT CONEXANT SYSTEMS, INC.'S OFFER TO EXCHANGE YOUR ELIGIBLE OPTIONS.

To withdraw your election to exchange your eligible options, you must complete, date and deliver a signed original of this withdrawal form (or a facsimile of it) to Stock Administration either via hand delivery at Conexant Systems, Inc. in Human Resources located in the main building at 4000 MacArthur Blvd., Newport Beach, California, or via facsimile (fax number: (949) 483-4525), before 5:00 p.m., U.S. Pacific Standard Time, on December 13, 2004, unless we extend the offer (referred to as the expiration date).

You should note that if you withdraw your acceptance of the offer as to your eligible options that you previously elected to exchange, you will not receive any new options pursuant to the offer in replacement for the withdrawn options. Each of these options will continue to be governed by the plan or arrangement the option was originally granted under and by the existing option agreements between you and us.

After submitting this withdrawal form, you may again elect to exchange some or all of your eligible options by delivering a new properly completed, signed and dated original election form (or a facsimile of it) to Stock Administration either via hand delivery at Conexant Systems, Inc. in Human Resources located in the main building at 4000 MacArthur Blvd., Newport Beach, California, or via facsimile (fax number: (949) 483-4525), before 5:00 p.m., U.S. Pacific Standard Time, on the expiration date.

To withdraw ALL of your tendered options, check the following box:

[ ] I wish to withdraw ALL the options listed on the most recent election form that I submitted and instead REJECT the offer to exchange options. I do not wish to exchange any options.

PLEASE SIGN THIS WITHDRAWAL FORM AND PRINT YOUR NAME EXACTLY AS IT APPEARS ON THE MOST RECENT ELECTION FORM THAT YOU SUBMITTED.

___________________________________    _________________________________________
Signature of Participant               Conexant Systems, Inc. Employee ID#

___________________________________    _________________________________________
Name of Participant (please print)     Email Address      Date and Time

           RETURN TO CONEXANT SYSTEMS, INC.'S STOCK ADMINISTRATION BY
     FACSIMILE (FAX # (949) 483-4525) OR BY HAND DELIVERY IN HUMAN RESOURCES
      LOCATED IN THE MAIN BUILDING AT 4000 MACARTHUR BLVD., NEWPORT BEACH, CALIFORNIA, BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON DECEMBER 13, 2004

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                             CONEXANT SYSTEMS, INC.
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS

                       INSTRUCTIONS TO THE WITHDRAWAL FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    DELIVERY OF WITHDRAWAL FORM.

A properly completed, signed and dated original of the withdrawal form (or a facsimile of it) must be received by Stock Administration either via hand delivery at Conexant Systems, Inc. in Human Resources located in the main building at 4000 MacArthur Blvd., Newport Beach, California, or via facsimile (fax number: (949) 483-4525), before 5:00 p.m., U.S. Pacific Standard Time, on December 13, 2004, unless we extend the offer (referred to as the expiration date).

THE DELIVERY OF ALL REQUIRED DOCUMENTS (E.G., PROOF OF NAME CHANGE, IF APPLICABLE), INCLUDING WITHDRAWAL FORMS, IS AT YOUR RISK. THERE WILL BE NO EXCEPTIONS. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US IN ACCORDANCE WITH THE ABOVE-NOTED INSTRUCTIONS. SENDING YOUR WITHDRAWAL FORM THROUGH OUR INTEROFFICE MAIL, DEPOSITING YOUR WITHDRAWAL FORM IN THE MAIL OR WITH A COURIER, OR INITIATING BUT NOT COMPLETING A FAX, WILL NOT CONSTITUTE DELIVERY -- YOUR WITHDRAWAL FORM MUST PHYSICALLY REACH OUR STOCK ADMINISTRATION OFFICE BEFORE THE DEADLINE VIA FAX OR HAND DELIVERY IN ORDER TO BE VALID.

If submitted via fax, you should retain the confirmation sheet from the facsimile transmittal of your withdrawal form as evidence of timely transmission. We intend to send confirmation of receipt of your withdrawal form to you by email within 3 business days of receipt. If you timely and properly submit an withdrawal form and do not receive this confirmation within 3 business days of your delivery, you must confirm that we have received your withdrawal form by contacting Stock Administration via telephone at (949) 483-4525 or via email at stock.admin@conexant.com.

As noted in the offer, you may select individual option grants to be tendered for exchange. HOWEVER, IF YOU WISH TO WITHDRAW ANY OF THE OPTIONS THAT YOU PREVIOUSLY TENDERED FOR EXCHANGE PURSUANT TO AN ELECTION FORM, THEN YOU MUST WITHDRAW ALL OF THE OPTIONS THAT YOU PREVIOUSLY TENDERED FOR EXCHANGE. IN OTHER WORDS, IF YOU SUBMIT A WITHDRAWAL FORM, YOU WILL BE WITHDRAWING ALL OF YOUR PREVIOUSLY TENDERED OPTIONS FROM THE OFFER. You will keep all of the options that are withdrawn and each of those options will continue to be governed by the plan or arrangement the option was originally granted under and by the existing option agreements between you and us.

Although by submitting a withdrawal form you have withdrawn all of your previously tendered options from the offer, you may change your mind and reelect to exchange some or all of your withdrawn options until the expiration of the offer. YOU SHOULD NOTE THAT YOU MAY NOT RESCIND ANY WITHDRAWAL FORM. Any eligible options withdrawn will be deemed not properly tendered for purposes of the offer unless you properly reelect to tender those options for exchange before the expiration date. If we extend the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To reelect to tender the withdrawn options, you must deliver a properly completed and signed election form, dated after the date of your most recent withdrawal form, to Stock Administration before the expiration date. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. Upon the receipt of a new, properly completed, signed and dated election form, your previously submitted withdrawal form, as well as all previously submitted election forms, will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election or withdrawal form received by us prior to the expiration date.

IF YOU DO NOT WISH TO WITHDRAW ANY OPTIONS FROM THE OFFER, BUT WOULD LIKE TO ELECT TO TENDER ADDITIONAL OR FEWER OPTIONS FOR EXCHANGE, YOU SHOULD NOT SUBMIT THIS WITHDRAWAL FORM. INSTEAD, YOU MUST SUBMIT A NEW ELECTION FORM TO STOCK ADMINISTRATION BEFORE THE EXPIRATION DATE BY FOLLOWING THE PROCEDURES DESCRIBED IN

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THE INSTRUCTIONS TO THE ELECTION FORMS. YOUR NEW ELECTION FORM MUST BE SIGNED
AND DATED AFTER THE MOST RECENT ELECTION FORM AND ANY WITHDRAWAL FORM YOU HAVE SUBMITTED. IT MUST BE PROPERLY COMPLETED AND IT MUST INCLUDE THE REQUIRED INFORMATION REGARDING ALL OF THE OPTIONS YOU WISH TO TENDER FOR EXCHANGE. UPON THE RECEIPT OF A NEW, PROPERLY COMPLETED, SIGNED AND DATED ELECTION FORM, ANY PREVIOUSLY SUBMITTED ELECTION FORM OR WITHDRAWAL FORM WILL BE DISREGARDED AND WILL BE CONSIDERED REPLACED IN FULL BY THE NEW ELECTION FORM. YOU WILL BE BOUND BY THE LAST PROPERLY SUBMITTED ELECTION OR WITHDRAWAL FORM RECEIVED BY US PRIOR TO THE EXPIRATION DATE.

Although it is our intent to send you an email confirmation of receipt of the withdrawal form, by signing the withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

2.    SIGNATURES ON THE WITHDRAWAL FORM

If the withdrawal form is signed by the holder of the options, the signature must correspond with the name indicated in the holder's options account with Mellon Investor Services LLC. The account may be accessed in accordance with the instructions set forth in Section 3 of the instructions to the election form.

If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of the authority of that person to act in that capacity must be submitted with the withdrawal form.

3.    OTHER INFORMATION ON THIS WITHDRAWAL FORM.

In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current email address.

4.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or a withdrawal form may be directed to Stock Administration either by mail at Conexant Systems, Inc., 4000 MacArthur Blvd., Mail Stop K01-115, Newport Beach, CA 92660, by telephone at (949) 483-4525 or by email at stock.admin@conexant.com. Copies will be furnished promptly at our expense.

5.    IRREGULARITIES.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any withdrawal forms. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any withdrawal form or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No withdrawal of options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders or withdrawal forms, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the withdrawal period, subject only to an extension that we may grant in our discretion.

IMPORTANT: THE WITHDRAWAL FORM (OR A FACSIMILE COPY OF IT), TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY STOCK ADMINISTRATION BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON DECEMBER 13, 2004, UNLESS WE EXTEND THE OFFER.

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6.    ADDITIONAL DOCUMENTS TO READ.

You should be sure to read the offer and all documents referenced therein before deciding to participate in, or withdraw from, the offer.

7.    IMPORTANT TAX INFORMATION.

If you are subject to tax in the United States, you should refer to Section 12 of the offer, which contains important federal income tax information. If you are subject to tax in another tax jurisdiction, you should refer to Schedule B of the offer, which contains important tax information and information on certain other considerations. In any event, we recommend that you consult with your personal advisors before deciding whether or not to participate in or withdraw from this offer.